                                                                   EXHIBIT 10.10

[CONFIDENTIAL INFORMATION REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION]


                             DISTRIBUTION AGREEMENT


                  THIS AGREEMENT, made and entered into on this 11th day of November 1991, by and between BIOSITE DIAGNOSTICS INCORPORATED, 11030 Roselle Street, Suite D, San Diego, CA 92121, a corporation organized under the laws of the State of Delaware (hereinafter referred to as "Supplier"), and CURTIN MATHESON SCIENTIFIC, INC., 9999 Veterans Memorial Drive, Houston, Texas 77038, a corporation organized under the laws of the State of Delaware (hereinafter referred to as "CMS"),

                              W I T N E S S E T H:

                  Whereas Supplier desires to sell and market its Product (as defined below), and CMS desires to purchase Supplier's Product for resale to customers; and

                  Whereas the parties desire to enter into a distributorship agreement governing the terms of their relationship:

                  N o w, T h e r e f o r e, in consideration of the respective covenants of the parties herein set forth, the parties hereto agree as follows:

                  1. Products.

                  (a) The product covered by this Agreement is the TRIAGE(TM) 7 Panel for Abused Drugs manufactured by or for Supplier (the "Product"), which includes tests for the following drugs: PCP (Phencyclidine); THC (Marijuana); Cocaine; Amphetamines/methamphetamines; Opiates; Benzodiazepenes; and Barbiturates.

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                  (b) During the term of this Agreement, Supplier shall make available to CMS any improved or updated versions of the Product under the same terms and conditions (other than price) as set forth herein.

                  (c) Supplier intends to bring to market during the term of this Agreement additional manual, visual, rapid diagnostic methods for drug of abuse testing which are similar or related to the Product, including, but not limited to, proposed tests for the following abused drugs: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] (hereinafter referred to as the "Related Products"). The Related Products may be separate tests or combinations thereof. Supplier shall offer to CMS in writing the right to distribute in the Territory (as hereinafter defined) for the remainder of the term of this Agreement any Related Products developed by Supplier during the term of this Agreement on terms and conditions (other than price, dollar figures and quantities) substantially similar to those set forth herein, provided that CMS has met the minimum sales requirements, if any, with respect to the Product set forth in Section 6(c) hereof for the six-month period prior to Supplier's announcement of any such Related Product (such minimums shall be calculated on a pro rata basis if the six-month period prior to the availability of such Related Product overlaps two six-month periods set forth in Section 6(c) hereof and shall be adjusted downward on a unit per unit basis if CMS's minimum sales requirements, if any, are reduced in accordance with Section 5(a) and/or 6(e) hereof).

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Supplier shall include the specific terms and conditions (including the proposed price, dollar figures and quantities) with respect to the Related Products in its written offer to CMS. CMS shall accept distribution rights with respect to Related Products, if at all, in writing, within sixty (60) days of receipt of Supplier's offer; during this sixty (60) day period, both parties shall act in good faith to attempt to reach an agreement. In the event CMS elects not to exercise such right within such period, Supplier may not grant exclusive distribution rights for such Related Products to third parties on terms more favorable, when considered in their entirety, than those made available by Supplier to CMS. Nothing contained herein shall be construed as obligating Supplier to bring to market any Related Products, during the term of this Agreement or otherwise.

                  (d) [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

                  (e) During the first twelve (12) months following the date of first Product shipment, Supplier shall promptly credit against the purchase price of future orders by CMS (or, in the event of termination of this Agreement during such period, refund to CMS within thirty (30) days of the termination date) the percentage of the purchase price set forth below of any Product Kit (as hereinafter defined) purchased by CMS whose shelf life expires prior to sale by CMS within the time period set forth below, calculated from the date of completion of the Kit, which is the date the Kit's expiration date is stamped on

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the outside of each completed Kit (the "Completion Date"), provided that CMS has promptly returned such Product Kits to Supplier, freight prepaid:

                                                  Credit Due to CMS
      Product Shelf Life                          from Supplier
      ------------------                          -----------------

[CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

For purposes of the foregoing table, the product shelf life of a Kit shall be deemed to be reduced one day for each day beyond 5 days from the Completion Date that the Kit is first made ready for shipment by Supplier. Supplier shall give CMS written notification of when Kits are available for shipment. Beginning in month 13 following the date of first Product shipment Supplier shall promptly credit against the purchase price of future orders by CMS (or, in the event of termination of this Agreement during such period, refund to CMS within thirty
(30) days of the termination date), the percentage of the purchase price set forth below of any Product Kits purchased by CMS whose shelf life expires prior to sale by CMS within the time period set forth below, calculated from the Completion Date of the Kit, provided that CMS has promptly returned such Product Kits to Supplier, freight prepaid:

                                                  Credit Due to CMS
      Product Shelf Life                          from Supplier
      ------------------                          -----------------

[CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

For purposes of the foregoing table, the product shelf life of a Kit shall be deemed to be reduced one day for each day beyond 5 days from the Completion Date that the Kit is first made ready

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for shipment by Supplier. Supplier shall give CMS written notification of when
Kits are available for shipment. Supplier shall keep accurate records of the Completion Dates of Kits by lot number and expiration date, and shall provide such information to CMS upon written request.

                  (f) Supplier's obligation to provide credit for any Product Kits described in Section 1(e) shall be limited as follows: (i) during the first 12 months following the date of first Product shipment, [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]; (ii) during the second year following the date of first product shipment, [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]; and (iii) during the third year following the date of first Product shipment and each year thereafter, [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]. CMS agrees to use good faith commercial efforts appropriate for the handling of a perishable product on a first-in-first-out basis in its handling of Product inventories in each location where Product is inventoried.

                  (g) Supplier agrees to and shall provide required Material Safety Data Sheets for any Product containing hazardous chemicals as required by federal, state or local law.

                  2. Grant of Distributorship.

                  (a) Upon the terms and subject to the conditions hereinafter set forth, Supplier hereby appoints CMS, and CMS accepts appointment, as the exclusive distributor of the Product in the Territory during the term of this Agreement. Supplier

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reserves no right to sell and distribute the Product in the Territory; however,
Supplier does reserve the right to sell and distribute the Product outside of the Territory, as set forth below.

                  (b) The territory in which CMS has the rights described in
Section 2(a) hereof to distribute the Product (the "Territory") shall be limited to the "Medical Segment" in the United States and its territories. The "Medical Segment" is defined as and limited to: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]. Nothing herein shall be deemed to prohibit Supplier from distributing (but not selling) the Product within the Territory only for purposes of pre-market clinical testing or evaluation of the Product or testing of Product improvements or enhancements prior to market introduction.

                  (c) The Territory shall not include, and CMS shall not be permitted to sell the Product in, any areas or to any market segment not described in Section 2(b) above without the prior written consent of Supplier, which consent may be withheld at Supplier's sole discretion. CMS shall take reasonable steps to limit the likelihood that CMS's customers in the Territory do not purchase Product for resale in the Reserved Market Segment (as hereinafter defined). All areas and market segments not included in the definition of the Territory shall be hereinafter referred to as the "Reserved Market Segments." Supplier shall retain all rights to sell (either directly or through others) the Product in the Reserved Market Segments. Supplier shall not

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be permitted to sell the Product in the Medical Segment and shall take reasonable steps to limit the likelihood that Supplier's customers in the Reserved Market Segments do not purchase Product for resale into the Territory. Specifically included in the Reserved Market Segments, and specifically excluded from the Territory, are all market segments in countries outside of the United States and its territories and the following customer groups in the United States and its territories: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]. The customer groups listed for the Reserved Market Segments are for reference only and shall not be considered exhaustive.

                  3.  Conduct of CMS.

                  (a) CMS shall use its good faith commercial efforts and facilities to promote, market, distribute and sell the Product and to take no action which would interfere with Supplier's efforts to develop and maintain the reputation of and goodwill with respect to the Product within the Territory during the term of this Agreement. CMS shall provide full-page advertising in its primary product catalogue(s), excluding the 1992/1993 edition, and CMS shall permit Supplier access to its sales representatives for the purpose of providing training of CMS's sales representatives in the demonstration and use of the Product on such dates and in such locations as may be mutually acceptable to the parties. CMS shall provide Supplier with samples of any Product advertising and sales literature prior to printing and distribution, and Supplier shall have the right to

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approve the Product advertisement(s), which approval shall not be unreasonably withheld or delayed. CMS shall use its good faith commercial efforts to inform customers and potential customers of the availability and desirability of the Product; to handle promptly all inquiries, quotations, correspondence and orders; and to assist customers in the proper use of the Product and the referral of customers to Supplier for the solution of technical application problems.

                  (b) CMS shall not market, advertise, distribute or sell any products that are directly competitive with any of Supplier's products as to which CMS enjoys exclusive distribution rights, except that CMS shall have the right to continue to deal in competitive products which CMS markets, advertises or sells as of the date any product of Supplier to which CMS will enjoy exclusive distribution rights shall become subject to the terms and conditions of this Agreement. For purposes of this Agreement, "directly competitive" products shall be defined as manual, visual, rapid methods for drugs of abuse testing.

                  (c) CMS shall make purchases of the Product hereunder by submitting firm purchase orders to Supplier. Notwithstanding anything to the contrary contained herein, CMS's first order shall be made in the following manner: CMS's first order for the Product shall be submitted to Supplier [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] purchase order shall be for [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] Product units. This order

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shall be paid in full by CMS at the time Supplier ships and invoices the first mutually agreed allotment of Product ordered by CMS under such order which shipment shall not occur unless and until FDA marketing clearance has been obtained. If FDA marketing clearance for the Product is not obtained or Supplier's pre-market clinical testing of the Product, as described in Section 2(b), above, is not satisfactorily completed within one hundred twenty (120) days after the execution of this Agreement, the parties agree to renegotiate in good faith CMS's first order, pricing and minimums, if any. If the parties are unable to agree on such terms within thirty (30) days following the 120th day, this Agreement shall terminate without liability to either party. CMS's first purchase order shall be deemed null and void and of no force or effect if FDA marketing clearance or Supplier's pre-market clinical testing of the Product, as described in Section 2(b), above, is not satisfactorily completed within one hundred twenty (120) days after the execution of this Agreement.

                  (d) CMS shall provide Supplier, on a monthly basis, with a written forecast of CMS's estimated purchase requirements for each month in the ensuing six-month period. In the first twelve (12) months following the date of first Product shipment, such forecasts shall be non-binding estimates. Thereafter, forecast quantities for the first and second month of each forecast period shall be binding, subject however to a variance of plus or minus ten percent (10%). Supplier shall use its good faith commercial efforts to sell such quantities to CMS.

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                  (e) CMS may return, for full credit or replacement, any
Product for which CMS is required to give a customer credit or replacement Product due to a defect or deficiency in the Product, provided that CMS first obtains from Supplier a returned goods authorization which shall not be unreasonably withheld or delayed by Supplier.

                  (f) Supplier shall review and advise CMS on compliance with all FDA requirements regarding the Product contained in CMS's advertising and sales literature.

                  (g) CMS hereby represents and warrants that neither CMS nor its agents or employees will make any representations or claims with respect to the Product which are not authorized in writing by Supplier. Subject to the provisions of Section 6(h) hereof, CMS agrees to and shall indemnify Supplier against, and hold Supplier harmless from, all claims, actions, costs, expenses and damages (including without limitation reasonable attorneys' fees and expenses) arising out of: (i) representations or claims by CMS with respect to the Product which are not authorized by Supplier; (ii) CMS's negligent or wilful act or omission in connection with the sale, marketing, promotion or distribution of the Product; or (iii) any claim or failure by CMS to comply with governmental regulatory requirements relating to the Product which are applicable to distributors of products; provided, that in each case Supplier gives CMS prompt notice of any such claim, permits CMS to assume sole control of the defense thereof and provides all reasonable assistance in connection with the defense of such claim. Supplier shall have

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the right to retain its own counsel and to participate in such defense, with the fees and expenses to be paid by CMS, if representation of Supplier by counsel retained by CMS would be inappropriate due to actual differing interests between Supplier and CMS or any other party represented by such counsel in such proceeding. The provisions of this Section shall survive termination of this Agreement.

                  (h) Each shipment from Supplier shall contain numbers identifying the manufacturing lot or lots for control purposes. CMS shall keep accurate records that will enable CMS to determine the Product lots received by specific customers of the Product. CMS shall make such information available to Supplier in the event of a Product recall or Product corrective action requested by Supplier or required by any governmental agency. CMS shall provide Supplier with sales information (including, but not limited to, customer reports [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH COMMISSION], or any equivalent reports) free of charge by the thirtieth (30th) of each month during the term of this Agreement for the prior month's sales. Any and all such information referred to in this Section 3(h) may be used by Supplier for market analysis and in the course of its performance under this Agreement and for no other purpose, subject to the provisions of Section 9 of this Agreement.

                  (i) CMS shall comply with Supplier's instructions regarding the storage and handling of the Product, and except as

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otherwise provided in this Agreement, CMS shall be solely responsible for the cost thereof.

                  (j) At Supplier's request, CMS shall submit to Supplier such other reports, [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION], as are customarily provided by CMS to suppliers similarly situated with Supplier.

                  (k) Both parties shall keep accurate records sufficient to permit verification of sales data for the Product. Upon written request and upon reasonable notice during regular business hours, each party shall permit an independent certified public accountant or other acceptable representative of the requesting party to inspect such records in order to verify any sales or recall information reasonably required by the provisions of this Agreement, provided that only one such inspection annually shall be permitted and the parties shall not be required to keep such records for longer than five (5) years.

                  (l) CMS shall obtain and maintain in effect during the term of this Agreement product liability insurance with policy limits of not less than [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] covering the products sold by CMS, including, but not necessarily limited to, the Product. CMS shall provide Supplier with a Certificate of Insurance (and all renewals or replacements thereof) with respect to such insurance promptly following Supplier's written request therefor.

                  (m) In entering into this Agreement, Supplier has relied upon CMS's representations as to its present organization

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and personnel. CMS shall promptly advise Supplier of any changes in CMS's organization or personnel which may materially, adversely affect CMS's ability to perform under this Agreement, as well as any material changes affecting ownership or control of CMS; provided, however, that nothing contained in this
Section 3(m) shall obligate CMS to maintain its organization, personnel, ownership or control as presently constituted and that such disclosure shall not be required for a period not to exceed one month where to do so would violate any obligation of confidentiality to which CMS may be subject.

                  4.  Conduct of Supplier.

                  (a) Supplier shall ship promptly, but in any event not later than sixty (60) days from receipt of order, CMS's orders for the Product, f.o.b. Supplier's facility in San Diego, California (at which point title and risk of loss shall pass from Supplier to CMS), freight and insurance prepaid, to CMS's warehouse or to such other CMS location(s) as CMS may designate, subject to the provisions of Section 11 hereof. Supplier shall cooperate with CMS in arranging drop shipments of Product to customers on a case by case basis. Delivery dates for the first purchase order under this Agreement shall be staggered during a six-month period following such order as reasonably agreed upon in advance in writing by the parties.

                  (b) Subject to the provisions of Section 5(a) hereof, Supplier shall give at least sixty (60) days' prior written notice of any increase in price of Products and will honor CMS's

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existing purchase orders at the prices in effect immediately prior to the effective date of each price increase.

                  (c) Supplier shall notify CMS immediately in writing should Supplier become aware of any defect or condition which may render the Product in violation of any statute or regulation, or which in any way materially alters the specifications or quality of the Product.

                  (d) Supplier shall provide to CMS's sales personnel, at CMS's premises or such other location as the parties may agree, such training in the demonstration and use of the Product as may be reasonably requested by CMS, and for such training purposes shall make available at Supplier's expense, all necessary instructors, training material and the Product for demonstration. CMS shall provide transportation and lodging expenses for CMS personnel for the training of CMS representatives by Supplier.

                  (e) Supplier shall provide technical support to CMS's sales personnel and customers and promptly provide to CMS such additional technical information developed or acquired by Supplier from time to time as may reasonably be expected to be of assistance to CMS in fulfilling its obligations hereunder. Supplier will provide, at its own expense, a toll free long distance telephone service for technical support for CMS customers and sales representatives.

                  (f) Supplier shall provide, at its expense, reasonable quantities of such instruction manuals and point of sale literature as may from time to time be requested by CMS for

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use in connection with the distribution of the Product. Subject to CMS's and
Supplier's prior written approval, the CMS name will be incorporated in Supplier's advertising and literature intended for distribution in the Territory by CMS sales representatives. If requested to do so by CMS, Supplier shall furnish CMS with suitable copy and photographs for use by CMS in cataloging the Product.

                  (g) During the period that CMS has the exclusive right to distribute the Product in the Territory under this Agreement, Supplier shall provide CMS upon request with a specified number of Product Kits (as hereinafter defined) to be used in connection with the promotion, marketing, distribution and sale of the Product. A "Kit" consists of twenty-five (25) Product units. For months 1 through 12 of this Agreement, CMS may purchase the number of evaluation Kits specified below for a charge of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per Kit. Such amounts paid for evaluation Kits will be credited by Supplier for purchases by CMS in months 25 through 36 of this Agreement, pro rata on a monthly basis. Supplier will provide the specified number of evaluation Kits in months 13 through 36 of this Agreement and thereafter, at no charge to CMS.

                                                           Maximum
                               Aggregate                    Kits
           Month                 Kits                     Per Month
           -----               ---------                  ---------

[CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

Such evaluation Kits may not be sold by CMS and shall be marked by Supplier with the following legend: "FOR EVALUATION PURPOSES

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ONLY - NOT FOR RESALE." Upon termination or nonrenewal of this Agreement, CMS shall return all or any part of such unused demonstration Product to Supplier in substantially the same condition as received and Supplier shall, within thirty
(30) days of termination or non-renewal, refund to CMS the cost of same and additionally pay CMS the return freight therefor. Supplier shall not be required to provide credit under Section 1(e) hereof for expired evaluation Kits.

                  (h) Any Products owned by CMS and rendered unsalable, in CMS's reasonable commercial judgment, due to a change in any Product specification, discontinuation or elimination by Supplier of any Product from its product offering, release by Supplier of any materially improved or updated version of any Product, or any other material change in the Product outside of CMS's control shall be repurchased from CMS by Supplier within thirty (30) days following CMS's request therefor at the price paid for such Product(s) by CMS. Supplier shall additionally pay for return freight and related transportation and insurance charges for all such Products. Supplier's release of a Product which has a longer shelf life shall not be deemed a material improvement under this Section 4(h).

                  (i) Supplier shall promptly provide CMS with leads concerning prospective purchasers of the Product within the Territory in a format to be mutually agreed upon between the parties.

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                  5. Price and Payment Terms.

                  (a) Supplier shall charge CMS [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] for each Product unit ordered by CMS during the twelve (12) months from the date of first shipment of Product by Supplier to CMS pursuant to Section 3(c) hereof. After the first anniversary of Supplier's first shipment of the Product to CMS, such price(s) shall be subject to change on sixty (60) days' prior written notice; provided, however, that for each price increase, the minimum number of Product units CMS is required to purchase, if any, under Section 6(c) for the balance of the six-month period in which the price increase occurs and all remaining six-month periods shall be decreased by the same percentage as the percentage by which the increased price exceeds the prior price. Supplier shall establish a manufacturer's suggested list price for each Product in the Territory and CMS's discount off the manufacturer's suggested list price for the Products in the Territory shall in no event [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION].

                  (b) Other than with respect to CMS's first order, which is to be paid for in full upon initial shipment, payments by CMS to Supplier for the Product purchased shall be due as follows: months 1 through 9 - within [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of invoice by Supplier; months 10 through 24 - within [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of invoice by

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Supplier; after month 24 - within [CONFIDENTIAL MATERIAL REDACTED AND FILED
SEPARATELY WITH THE COMMISSION] of invoice.

                  (c) Except as otherwise provided in this Agreement, CMS shall be entitled to resell the Product on such terms as it may, in its sole discretion, determine, including, without limitation, price, returns, credit and discounts.

                  (d) Supplier represents and warrants that the price and terms pursuant to which the Products are and will be sold to CMS pursuant to this Agreement shall be no less favorable than those made available to the Supplier's most favored distributors in the United States for comparable product quantities.

                  6. Term and Termination.

                  (a) The term of this Agreement shall be for a period of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] from the date of first shipment to CMS by Supplier of the Product, pursuant to
Section 3(c) hereof, unless terminated sooner as provided herein or extended as provided below. Notwithstanding the foregoing, the term of this Agreement shall not [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] from the date of first shipment of Product to CMS by Supplier unless agreed to in writing by the parties, or as otherwise provided in Section 17(c) hereof.

                  (b) The Agreement term may be extended at the option of CMS:
(i) for [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] if at the end of the original three-year term CMS has purchased an aggregate of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]or

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
more Product units, net of any credits for expired products under Section 1(e) (calculated on an equivalent-unit basis); and (ii) for [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] if CMS purchases [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] or more Product units, net of any credits under Section 1(e) (calculated on an equivalent units basis), during the first [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] extension of this Agreement; provided, however, that the number of Product units CMS must purchase to extend the term of this Agreement shall be reduced on a unit per unit basis if CMS's minimum purchase requirements, if any, are reduced in accordance with Section 6(e) hereof and/or in accordance with Section 5(a) hereof.

                  (c) This Agreement shall terminate for cause, without liability to either party, immediately if either party (i) files a voluntary petition in bankruptcy or is adjudged a bankrupt in any involuntary proceeding,
(ii) is generally unable to pay its debts as they become due, (iii) has a receiver or judicial trustee or custodian appointed for it, or (iv) fails to cure any material breach in the provisions of this Agreement within thirty (30) days after receipt of written notice of such breach. Supplier may also terminate this Agreement for cause if CMS has not paid any invoice of Supplier outstanding for more than sixty (60) days, other than an invoice which has been reasonably disputed in good faith and provided that the undisputed portion of such invoice has been paid. Furthermore, this Agreement may

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
be terminated for cause by Supplier if CMS fails to purchase the following minimum Product units (excluding evaluation Kits) in each of the six-month periods indicated, net of any credits under Section 1(e) (calculated on an equivalent units basis) for such periods:

              Year of              Six-Month
            Agreement*              Period                   Units
            ----------             ---------                 -----

[CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

In the event CMS fails to purchase the specified minimum Product units in any six-month period, Supplier may give CMS written notice of its intent to terminate this Agreement within sixty (60) days' after the end of such six-month period, and, thereafter, Supplier may terminate this Agreement on sixty (60) days' written notice. In lieu of termination for cause, Supplier may, at its option, do one or more of the following: (i) offer to make CMS a nonexclusive distributor of the Product; (ii) offer to modify the geographical description of the Territory; or (iii) offer to modify the definition of the Medical Segment. Supplier shall give CMS notice of Supplier's desire to exercise one or more of such options within sixty (60) days after the end of the relevant six-month period, with such proposed modification to become effective, if accepted by CMS, sixty (60) days after the notice is delivered or mailed in accordance with
Section 12 of this Agreement. The remedies provided for in this section shall be Supplier's sole and

--------
* From date of first Product shipment, written notice of which shall promptly be provided to CMS by Supplier.

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
exclusive remedies for CMS's failure to purchase the required minimum number of Product units. Notwithstanding the foregoing, if CMS is unable to purchase the required minimum number of Product units, if any, during any specific six-month period due solely to an act or omission of Supplier, such failure shall not constitute grounds for termination with cause pursuant to this Section with respect to such six-month period. For the purposes of this Section 6(c), Product shall be deemed purchased when a firm purchase order has been received by Supplier for delivery of Product within sixty (60) days (six (6) months in the case of CMS's first order).

                  (d) [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

         (e) In the event that CMS is unable to meet its minimum purchase requirements for any six-month period due to the failure of Supplier to deliver the quantities of the Product required to meet such minimum levels, CMS's obligation to meet such minimum will be deemed to have been met. In the event that CMS is unable to meet its minimum purchase requirements for two consecutive six-month periods due to Supplier's failure to deliver the quantities of Product units required to meet such minimums, Supplier agrees to enter good faith negotiations to establish new minimum purchase requirements that Supplier has the ability to supply. In the event Supplier and CMS are unable to agree on new minimum purchase requirements, the new levels will be the lower of that stated in Section 6(c) above or the number of Product units Supplier is actually able to supply for each period. Supplier's inability to meet minimum sales requirements in the exercise of good faith commercial efforts or due to an event of force majeure shall not be deemed to be a breach of this Agreement. In the event that Supplier fails to deliver the quantities of Product units required by CMS to meet the minimum purchase requirements for three consecutive six month periods for whatever reason(s), then CMS may terminate this Agreement by giving Supplier written notice of such termination, effective 60 days after the date notice is delivered or mailed in accordance with Section 12. Such termination shall be without liability to either party, except as provided in Sections 1(e), 4(g) and 6(f) hereof.

        (f) Upon termination without cause by Supplier under Section 6(d) hereof or non-renewal by Supplier or upon termination by CMS with cause or pursuant to
Section 6(e) hereof, Supplier shall repurchase, and CMS agrees to sell Supplier at CMS's cost, CMS's unsold inventory of Products and remaining samples of Products, the latter being repurchased pursuant to the provisions of Section 4(g), F.O.B. CMS's warehouse(s); provided, however, that Supplier shall not be obligated to repurchase expired Product, unless otherwise required pursuant to the provisions of Section 1(e) and 1(f) hereof. Upon termination by Supplier with cause, Supplier may, at its option, repurchase, and CMS agrees to sell at CMS's cost, CMS's salable inventory of the Product and any remaining Product samples.

         (g) The rights and duties of each party under Sections 1(e), 3(e), 3(g), 4(g), 6(f), 7, 8, 9, 10, 14, 15 and 19 of this Agreement and Supplier's obligations under the Continuing Guaranty as referred to in Section 10(a) hereof, shall survive and be enforceable in accordance with their terms.

         (h) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY CONTINGENT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY, OR ANY LOSS OF PROFITS OR REVENUE OF THE OTHER PARTY, WHETHER ARISING IN CONTRACT, TORT (INCLUDING NEGLIGENCE), WARRANTY, STRICT LIABILITY OR OTHERWISE.

                  7. Trademarks.

                  (a) All Product units sold by Supplier to CMS will bear one or more of the trademarks or trade names (including, but not limited to, the name Triage(TM)) relating to the Product (collectively, the "Supplier Marks"), and CMS shall not alter, remove or modify the Supplier Marks, nor affix any other trademark to the Product, without the prior written consent of Supplier. CMS shall not utilize any of the Supplier Marks in connection with any promotional brochures or advertising materials relating to the Product without the prior written consent of Supplier. Supplier's consent to the use of the Supplier Marks shall be conditioned upon such brochure or advertising materials clearly indicating Supplier's ownership of the Supplier Marks.

                  (b) All Product units purchased by CMS hereunder shall be marketed by it in the original packages under the original labels provided by Supplier, and CMS shall make no modifications, or alterations to such Product units or labels; provided, however, that CMS may affix labels or other indices which serve to identify CMS as a distributor of the Product, so long as they do not cover and are not inconsistent with any of Supplier's Product labels or markings.

                  (c) Nothing in this Agreement shall be construed as granting CMS any license or interest in the Supplier Marks, and CMS acknowledges that it has been advised by Supplier of Supplier's claim of ownership of the Supplier Marks. CMS agrees that it will do nothing inconsistent with such ownership and that all use of the Supplier Marks will inure to the benefit of and be on behalf of Supplier. Specifically, CMS agrees that: it will not challenge the validity of, or Supplier's ownership of, any of the Supplier Marks; it will not take any action that is inconsistent with, or may impair, Supplier's right, title and interest to the Supplier Marks; it will not represent to any third party that it has any ownership interest in the Supplier Marks; it will not adopt any trademarks that are confusingly or deceptively similar to the Supplier Marks; and it will, at Supplier's sole cost and expense, execute and deliver to Supplier any and all documents which Supplier may request to confirm in Supplier all right, title and interest in the Supplier Marks.

                  (d) CMS shall make no statement to the press relating or referring to the Product without the prior written approval of Supplier.

                  (e) CMS shall promptly notify Supplier in writing of any challenges to the validity, infringement on or unauthorized use of any of the Supplier Marks, actual or threatened, that may come to CMS's attention. CMS shall, at Supplier's request, provide Supplier with all reasonable assistance in initiating and prosecuting any legal action against any infringer of any of the Supplier Marks, it being understood that Supplier will assume all expenses in connection with such protection.

                  (f) Supplier recognizes that CMS is the owner of the trademarks and trade names denoting CMS or CMS products, which it may elect to use in the promotion and sale of the Product, and that Supplier has no right or interest in such trademarks or trade names; provided, however, that except as otherwise set forth in Section 7(b) hereof, no CMS labels, package inserts or other material shall accompany the Product without the approval of Supplier.

                  (g) Upon termination of this Agreement, CMS shall continue to be entitled to utilize the Supplier Marks on the terms agreed to previously by the parties in connection with CMS's promotion, marketing, distribution and sale of Product units remaining in CMS's inventory and not repurchased by Supplier. Thereafter, CMS shall terminate all use of Supplier Marks, and shall at Supplier's request and at Supplier's expense, destroy or return to Supplier all literature and other advertising and promotional materials bearing the Supplier Marks. In the event of termination or expiration of this Agreement, CMS agrees to cooperate with Supplier and to execute any and all documents requested by Supplier for the purpose of cancelling any registered user or other rights with respect to Supplier's name and the Supplier Marks that CMS may have acquired in operating hereunder, or, at Supplier's election, in transferring such rights to Supplier or its designee. CMS also agrees to cooperate with Supplier in transferring any appropriate rights in connection with the Supplier Marks to Supplier and/or Supplier's designee, at Supplier's sole cost and expense, if Supplier desires to sell or have sold products in the Territory (other than the Products), other than by CMS.

                  8. Copyrights.

                  (a) CMS hereby acknowledges that Supplier may claim copyright protection with respect to its package inserts and other supporting materials which it includes with each of the Product units, and CMS further acknowledges the validity of Supplier's right to claim the copyright protection to such materials. CMS further acknowledges that Supplier has advised CMS that it has the sole and exclusive right to claim the copyright protection with respect to all of its package inserts and other supporting materials included with the Product, and CMS shall take no action which is in any way inconsistent with Supplier's claim of copyright protection that it expects to make with respect to such materials.

                  (b) In order to protect against infringement of Supplier's copyright through unauthorized reproduction or duplication of its copyrighted materials, such materials included with the Product units sold by Supplier to CMS shall bear appropriate copyright markings. Nothing contained in this Section 8 shall prohibit CMS from copying and distributing to its sales representatives Product advertising, literature and other materials prepared by or on behalf of Supplier for the purpose of fulfilling CMS's obligations under this Agreement.

                  (c) CMS shall immediately notify Supplier in writing of any infringements, whether within or without the Territory, of any of Supplier's copyrights which come to the attention of CMS. CMS shall, at Supplier's request, provide Supplier with all reasonable assistance in initiating and prosecuting any legal action against any infringer of Supplier's copyrights within the Territory; provided, however, that all costs incurred in connection with any such copyright infringement action shall be borne solely by Supplier.

                  9. Trade Secrets and Confidential Information.

                  (a) CMS may receive various trade secrets of Supplier and information of a confidential nature, including but not limited to specific technical information concerning the Product. CMS agrees that it will not disclose to anyone, directly or indirectly, any of such trade secrets or other confidential information (including but not limited to marketing plans and programs, market research information and sales data) or use such information other than as reasonably required in the course of its performance under this Agreement, or as required by law, provided that CMS shall give Supplier reasonable notice of any such required disclosure and shall give Supplier an opportunity to object to any such disclosure. CMS shall, at

Supplier's option, return such information to Supplier or destroy all such data having physical form and all copies thereof. The obligations set forth in this
Section 9(a) shall survive any termination of this Agreement for a period of three (3) years.

                  (b) Supplier may receive various trade secrets of CMS and information of a confidential nature, including, but not limited to the names of CMS's customers and sales data. Supplier agrees that it will not disclose to anyone, directly or indirectly, any of such trade secrets or other confidential information or use such information other than as reasonably required in the course of its performance under this Agreement, or as required by law, provided that Supplier shall give CMS reasonable notice of any such required disclosure and shall give CMS an opportunity to object to any such disclosure. Supplier shall, at CMS's option, return such information to CMS or destroy all such data having physical form and all copies thereof. The obligations set forth in this
Section 9(b) shall survive any termination of this Agreement for a period of three (3) years.

                  (c) Notwithstanding any provision set forth in this Section 9 to the contrary, the parties' obligations regarding confidential information as set forth herein shall not apply to the extent that: (i) the confidential information, or any relevant part of it, can be shown to be in the public domain prior to the date of this Agreement; (ii) the confidential information, or any relevant part of it, becomes part of the public domain, other than by some unauthorized act or omission, after the date hereof; (iii) the confidential information, or any relevant part of it, is disclosed to such party by a third party who has the right to make such disclosure; (iv) permission to disclose the confidential information, or any relevant part of it, or to make use of same, is obtained from the non-disclosing party by the disclosing party; or (v) the information is developed independently of the confidential information by the other party based on written records maintained in the ordinary course.

                  10. Supplier's Warranties; Disclaimer of Warranties.

                  (a) Supplier agrees that it shall execute and warrants that it shall abide by the terms of CMS's Continuing Guaranty, a copy of which is attached hereto as Schedule A and which guaranty is incorporated herein by reference. The terms and provisions of the Continuing Guaranty shall survive the termination of this Agreement. Prior to the first shipment of Product to CMS Supplier shall provide CMS with certificates of insurance which meet the requirements of paragraph D of the Continuing Guaranty. Supplier's insurance carriers shall at all times during the term of this Agreement be rated by Best's as B+ or superior. Supplier is not aware after due inquiry of any circumstance which would prevent the issuance of such policy.

                  (b) In addition to the warranties of Supplier set forth in this Agreement and in the Continuing Guaranty, Supplier warrants that each of the Products will conform to the specifications set forth in Product literature prepared by or on behalf of Supplier and that the Products will comply and be manufactured, packaged, sterilized (if applicable), labeled and shipped in compliance with all applicable federal, state and local laws, order, regulations and standards.

                  (c) Supplier and CMS shall extend to customers only the Product Warranty embodied in Exhibit B hereto; provided that Supplier may modify such Product Warranty with CMS's consent, which consent shall not be unreasonably withheld. Supplier shall not modify or amend the warranty during the term of this Agreement without providing CMS with sixty (60) days' prior written notice. Supplier warrants and represents that the Products will perform in accordance with Supplier's warranty.

                  (d) Except for the Product warranty which is described in
Section 10(c) hereof, SUPPLIER MAKES NO WARRANTIES TO CUSTOMERS AND CMS SHALL NOT MAKE ANY OTHER WARRANTIES TO CUSTOMERS AS TO THE MERCHANTABILITY OR FITNESS OF THE PRODUCT FOR A PARTICULAR USE.

                  11. Force Majeure. The obligations of either party to perform under this Agreement shall be excused during each period of delay caused by such matters as strikes, shortages of power or raw material, government orders or acts of God, which are reasonably beyond the control of the party obligated to perform. The affected party shall make best efforts to remedy the effects of such force majeure. Any force majeure event shall not excuse performance by the party but shall delay performance, unless such force majeure continues for a period in excess of ninety

(90) days. In such event, the party seeking performance may cancel its obligations hereunder.

                  12. Notices. Any notice required by this Agreement shall be deemed to have been duly given when delivered personally or by messenger, or when mailed by registered or certified mail, return receipt requested, postage prepaid, or when received via telecopy, telex or other electronic transmission, with confirmation of receipt, in all cases addressed to the party for whom intended at its address set forth below:

                  If to
                  Supplier:        Biosite Diagnostics Incorporated
                                   11030 Roselle Street, Suite D
                                   San Diego, California 92121
                                   Telecopy: (619) 455-4815
                                   Attn: Mr. Kim Blickenstaff

                  with a
                  copy to:         Pillsbury Madison & Sutro
                                   235 Montgomery Street
                                   15th Floor
                                   San Francisco, CA 94104
                                   Telecopy:  (415) 983-7396
                                   Attn:  Thomas E. Sparks, Jr., Esq.

                  If to CMS:       Curtin Matheson Scientific, Inc.
                                   9999 Veterans Memorial Drive
                                   Houston, Texas 77038
                                   Telecopy: (713) 878-2211
                                   Attn: Mr. Jack Daniels

                  with a
                  copy to:         Linda R. Hansen, Esq.*
                                   9999 Veterans Memorial Drive
                                   Houston, TX 77038
                                   Telecopy: (713) 878-2211

or such other address as provided in writing in the manner provided by this Section.

--------
* Notification of Completion Dates under Section 1(e) shall not be required to be made to Linda R. Hansen.

                  13. Entire Agreement. This Agreement, including Schedules, constitutes the entire Agreement between the parties relating to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter. In ordering and delivery of the Product, the parties may employ their standard forms, but nothing in those forms shall be construed to modify or amend the terms of this Agreement.

                  14. Attorneys' Fees. In the event any claim or counterclaim is asserted or any action is commenced to enforce any of the rights or obligations of the parties under this Agreement, the prevailing party shall be entitled to collect from the other party, as part of the judgment rendered with respect to such claim or action, reasonable attorneys' fees, expenses and court costs.

                  15. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CALIFORNIA CHOICE OF LAW PROVISIONS.

                  16. Compliance With Applicable Laws. In connection with the sale of the Product hereunder, Supplier and CMS shall comply with all applicable laws, regulations and orders of governmental bodies having jurisdiction in respect of activities contemplated by or covered under this Agreement, including without limitation, obtaining all necessary permits, licenses and regulations. CMS shall cooperate fully with Supplier, at Supplier's sole cost and expense, in connection with securing and maintaining any governmental registration or other governmental permits required with respect to marketing the Product in the Territory and CMS will notify Supplier of any local laws affecting the Product which may come to its attention.

                  17. Assignments.

                  (a) Subject to section 17(b) below, neither party shall assign or transfer this Agreement, by operation of law or otherwise, in whole or in part without the prior written consent of the other party in each and every instance, which consent may not be unreasonably withheld. If either party wishes to assign or otherwise transfer this Agreement, as aforesaid, in each instance the party seeking to assign or otherwise transfer this Agreement shall submit to the other party for such party's review and approval as soon as practicable such information as the other party may reasonably request concerning the assignee or transferee and the party from which consent is sought shall have thirty (30) days following receipt of the fully responsive materials in which to review the same and approve or reject the assignment or transfer. In any event in which the party from which consent is sought reasonably rejects the assignment or transfer, this Agreement shall terminate one hundred eighty (180) days following the date on which the rejection is received by the party seeking to assign or transfer. The parties shall make best efforts to promptly and amicably wind up all outstanding matters concerning the subject matter of this Agreement.

                  (b) Notwithstanding (a) above, a merger, reorganization, or the sale or transfer of all or substantially all of the stock of Supplier or the assets of Supplier to which this Agreement relates (an "Acquisition") shall not be deemed an assignment or transfer of this Agreement to the successor to Biosite Diagnostics Incorporated under this Agreement by virtue of such Acquisition (the "Successor") requiring CMS's consent; provided that Supplier shall provide CMS with prompt notice of any such Acquisition and CMS may object to such Acquisition within 30 days of receipt of such notice on the basis that:
(i) if the Acquisition is a sale of assets, the Successor does not expressly and unconditionally assume Supplier's obligations under this Agreement, or if the Acquisition is by sale of stock or by merger and Supplier or other Successor, as the case may be, expressly repudiates this Agreement or if CMS does not receive, within thirty days of CMS's prompt request under this Section 17(b), an express and unconditional continuance or assumption of this Agreement by Supplier or other Successor, as the case may be; (ii) the Successor shall have a consolidated net worth, determined in accordance with generally accepted accounting principles applied on a basis consistent with the most recent financial statements of the Successor of less than the consolidated net worth of the Supplier immediately prior to the effectiveness of such transaction, satisfaction of this requirement to be set forth in reasonable detail in an officers' certificate delivered to CMS at the time that Supplier gives notice of such assignment or transfer; (iii) immediately after giving effect to such transaction a condition or event shall exist which constitutes a breach of the Agreement, and such condition or event continues thirty days after the Successor has received notice of such breach from CMS;
(iv) the Successor is [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION], or any of their respective subsidiaries, divisions or affiliates; or (v) the Successor is [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] or any of its subsidiaries, divisions or affiliates. In the event CMS gives Supplier such notice of objection in writing, the provisions of subparagraphs (c)and (d) hereof shall apply, as applicable.

                  (c) If CMS gives notice of its objection to an Acquisition on the basis of (b)(iv) above: (i) this Agreement shall automatically be extended for a term of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] from the date of first shipment of Product to CMS; and (ii) the provisions of paragraph 6(c) which cover and relate to CMS's obligation to purchase any minimum number of Product units during any year of this Agreement, or portion thereof, shall no longer apply. In the event of any such [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] extension, all other provisions of this Agreement will remain in full force and effect.

                  (d) Notwithstanding the foregoing, in the event that CMS provides notice of its objection to an Acquisition on the basis of (b)(i), (ii),
(iii) or (v) above, the Agreement will continue in full force and effect, provided that CMS shall have the right terminate this Agreement by giving notice of termination [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] Supplier (or Biosite Diagnostics Incorporated in any Aquisition in which Biosite is not the Successor) shall be obligated to pay CMS the applicable Buy-out Amount under
Section 6(d) hereof; provided that if CMS provides notice of its objection to an Acquisition on the basis of (b)(v) hereof and the Acquisition occurs during the first three years following the first shipment of the Products to CMS under this Agreement, the Buy-out Amount shall be the lesser of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] (ii) the amount computed under Section 6(d) hereof.

                  18. Amendments. No amendment or modification of the terms of this Agreement shall be binding on either party unless reduced to writing and signed by an authorized officer of the party to be bound.

                  19. Existing Obligations. Supplier represents and warrants that the terms of this Agreement do not violate any existing obligations or contracts of Supplier. Supplier shall defend, indemnify and hold harmless CMS from and against any and all claims, demands, liabilities and causes of action that are hereafter made or brought against CMS that allege any such violation.

                  20.  Relationship of the Parties.

                  (a) For the purposes of this Agreement, CMS and Supplier are deemed to be independent contractors and not the agent or employee of the other. Neither CMS nor Supplier shall have the authority to make any statements, representations or commitments of any kind, or take any action, which shall be binding on the other, except as provided for herein or authorized in writing by the party to be bound.

                  (b) This Agreement does not grant any license from Supplier to CMS or from CMS to Supplier except as expressly provided herein.

                  21. Successors and Permitted Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

                  22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

                  23. Approvals and Consents. Each of the parties represents to the other that all necessary approvals of any third persons, the granting of which are necessary for the consummation of the transactions contemplated hereby, or for preventing the termination of any right, privilege, license or agreement or any right granted hereunder have been received by both parties to this Agreement.

                  24. Miscellaneous. Any payment obligation under this Agreement which shall be due from Supplier to CMS and for which no date of payment is specified in this Agreement shall be payable on the thirtieth (30th) day following the day on which the event occurs which triggers Supplier's obligation to make any such payment.

                  IN WITNESS WHEREOF, the parties have, by their duly authorized officers, executed this Agreement on the date first set forth above.

                                           BIOSITE DIAGNOSTICS INCORPORATED



                                           By  /s/ Kim D. Blickenstaff
                                               ----------------------------
                                           Title President
                                                  -------------------------
                                           Date  November 11, 1991
                                                 --------------------------

                                           CURTIN MATHESON SCIENTIFIC, INC.



                                           By  /s/ Cecil Kost
                                               ----------------------------
                                           Title  Senior Vice President,
                                                  -------------------------
                                                  Sales and Marketing
                                                  -------------------------
                                           Date  November 8, 1991
                                                 --------------------------

                                    EXHIBIT A


                              CONTINUING GUARANTEE

                                    EXHIBIT B



Biosite's express and implied warranties (including implied warranties of merchantability and fitness) are conditioned upon observance of Biosite's published directions with respect to the use of Biosite's diagnostic products. Remedies against Biosite for breach of warranty or other duty are limited solely to replacement or return of the purchase price of the affected products. Any such claim against Biosite must be made in writing and promptly pursued within one year from the date of delivery of the goods. UNDER NO CIRCUMSTANCES WHATSOEVER SHALL BIOSITE BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES.

                                    AMENDMENT

                                       TO

                             DISTRIBUTION AGREEMENT


Date:                      March 7, 1994

Parties:                   Biosite Diagnostics Incorporated
                                    a Delaware corporation
                           11030 Roselle Street, Suite D
                           San Diego, California 92121  ("Biosite")

                           Curtin Matheson Scientific, Inc.
                                    a Delaware corporation
                           9999 Veterans Memorial Drive
                           Houston, TX 77038-2499       ("CMS")

RECITALS:

         A. Biosite and CMS are parties to that certain Distribution Agreement, dated November 11, 1991 ("Distribution Agreement ).

         B. CMS and Biosite each desire to amend the Distribution Agreement, as provided in this Amendment.

AGREEMENTS:

         IN CONSIDERATION of the premises and the covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Amendment of Section 1.(a). Section 1.(a) shall be modified to add the Triage Plus TCA product manufactured by or for Supplier, which includes tests for PCP (Phencyclidine); THC (Marijuana); Cocaine; Amphetamines/methamphetamines; Opiates; Benzodiazepenes; Barbiturates; and Tricyclic Antidepressants, to the definition of "Product" set forth in the Distribution Agreement.

         2. Amendment of Sections 1.(e) and 4.(g). Sections 1(e) and 4.(g) shall be modified to add the Triage Plus TCA Product to the definition of "Product Kits" and, further, to provide that CMS may purchase evaluation Kits of Triage Plus TCA Product for a charge of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per evaluation Kit. There shall be no limitation on the number of Triage Plus TCA evaluation Kits that CMS may purchase.

         3. Amendment of Section 5(a). Section 5.(a) shall be modified to reflect that Supplier shall charge [CONFIDENTIAL

MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] for each Triage Plus TCA Product unit ordered by CMS during the twelve (12) months from the date of first shipment of Triage Plus TCA Product to CMS.

         Section 5.(a) shall be further modified to reflect that CMS's discount off the manufacturer's suggested list price for the Triage Plus TCA Product in the Territory shall be [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION].

         4. Amendment of Section 5.(b). Section 5.(b) shall be modified to reflect that CMS's payments to Supplier for the Triage Plus TCA Product shall be due within [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of invoice by Supplier until the first to occur of January 1, 1995 or the date that Supplier shall effect a registration of any of its securities under the Securities Act of 1933, as amended, or shall otherwise have any securities registered under Section 12 of the Securities Exchange Act of 1934, as amended. Thereafter, CMS's payments to Supplier for the Triage Plus TCA Product shall be due within [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of invoice by Supplier.

         5. Amendment of Sections 6.(b), (c) and (d). Sections 6.(b), (c) and
(d) shall be modified to reflect the Triage Plus TCA Product shall be included in the definition of "Product unit" as used in these Sections or otherwise in the Distribution Agreement.

         6. No Other Modification. Except as expressly modified by this Amendment, all other terms of the Distribution Agreement shall remain unchanged and in full force and effect.

         THE PARTIES HAVE EXECUTED this Amendment in the manner appropriate to each as of the day and year first above written.

                                    BIOSITE DIAGNOSTICS INCORPORATED


                                    By:  /s/ Kim D. Blickenstaff
                                         -------------------------------
                                    Its: President
                                         -------------------------------

                                    CURTIN MATHESON SCIENTIFIC, INC.


                                    By:  /s/ Jack W. Daniels
                                         -------------------------------
                                    Its: Vice President, Marketing,
                                         -------------------------------
                                         Clinical
                                         -------------------------------

                       AMENDMENT TO DISTRIBUTION AGREEMENT


         THE DISTRIBUTION AGREEMENT between BIOSITE DIAGNOSTICS INCORPORATED ("Supplier") and CURTIN MATHESON SCIENTIFIC, INC. ("CMS") dated as of November 11, 1991, as amended, (the "Agreement") is hereby amended as follows:

         1. Section 1(d) of the Agreement is hereby deleted.

         2. The definition of the term "Medical Segment" contained in section 2(b) of the Agreement is hereby amended by the addition of the following as a new second sentence:

         Notwithstanding the foregoing, hospital-based occupational health clinics are specifically excluded from the Medical Segment.

         3. Sections 6(a) and (b) are hereby amended to read in their entirety as follows:

         (a) The initial term of this Agreement shall be through June 30, 1996 and will be automatically extended on a quarter- by-quarter basis through December 31, 1996, if CMS achieves the purchase and cumulative sale targets for the most recently concluded measurement period (each, a "Measurement Period") set forth below:

                                  Dollar Purchases       Cumulative YTD Dollar
         Measurement Period         From Supplier            Sales At Cost
         ------------------       ----------------        ---------------------

         January 1 -
         June 30, 1996             [CONFIDENTIAL MATERIAL REDACTED AND
FILED SEPARATELY WITH THE COMMISSION]

         July 1 -
         September 30, 1996        [CONFIDENTIAL MATERIAL REDACTED AND
FILED SEPARATELY WITH THE COMMISSION]

         October 1 -
         December 31, 1996         [CONFIDENTIAL MATERIAL REDACTED AND
FILED SEPARATELY WITH THE COMMISSION]

         If CMS does not meet both the purchase and cumulative sales targets, described above, at the end of any Measurement Period, the Agreement will terminate automatically at the end of the following Measurement Period. Unless terminated earlier, as set forth in the preceding sentence, the Agreement will terminate in any event on December 31, 1996.

         (b) If CMS does not meet both the purchase and cumulative sales targets set forth in paragraph (a) above for calendar year 1996, CMS will pay Supplier [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of CMS' Purchases (at Cost of Goods) of Products in calendar year 1996. In the event that

CMS's Sales at Cost of Products exceed the cumulative sales target of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] set forth in paragraph (a) above in calendar year 1996, Supplier will rebate to CMS [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of the purchase price from Supplier of all Products sold by CMS in calendar year 1996 in excess of such sales target. Payment shall be made sixty (60) days following the termination of the Agreement.

         Supplier further authorizes CMS to use its standard form contract, in the form attached hereto as Exhibit A, for its Preferred Customer Program in connection with the sale by CMS of Products; provided, however, that (a) such contracts will relate only to Products covered by the Agreement, and (b) upon the termination of the Agreement, CMS shall assign to Supplier (i) such contracts and (ii) all right, title and interest to all equipment provided to CMS' customers pursuant to such contracts. Nothing in this Agreement shall prevent CMS from using its standard contracts for transactions with CMS customers unrelated to the Products; provided that Supplier shall have no obligation and shall derive no benefit with respect thereto.

         Supplier shall reimburse CMS for [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of CMS's cost of any such equipment provided to CMS' customers pursuant to such contracts, during calendar year 1996. CMS shall deduct from payments otherwise due to Supplier [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] the cost of any such equipment provided to CMS' customers pursuant to such contracts during the preceding month, together with fully-executed copies of each such contract entered into with any CMS customer.

         In the event that any CMS customer purchases from CMS the equipment provided by CMS under its Preferred Customer Program in connection with the sale by CMS of Products, CMS shall give prompt written notice to Supplier of such purchase, shall give written evidence to Supplier of the price paid by such customer therefor, and shall promptly remit to Supplier [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] the amount of the price paid by such customer therefor provided such amount shall in no event exceed Supplier's [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] share of the cost therefor. In the event that CMS terminates any such contract with a CMS customer under its Preferred Customer Program in connection with the sale by CMS of Products and retakes possession of the equipment provided to such customer, CMS shall give prompt written notice to Supplier of such termination and repossession, shall give written evidence to Supplier of the fair market value of the repossessed equipment, shall promptly remit to Supplier [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] the amount of the fair market value of the repossessed equipment.

         4. Section 6(c) of the Agreement is hereby deleted, except for the final sentence which is hereby modified to read as follows:

                  "Products shall be deemed purchased when a firm purchase order has been received by Supplier for delivery of Products within [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]."

         5. Section 6(d) of the Agreement is hereby deleted in its entirety.

         6. Section 6(e) of the Agreement is hereby deleted, except for the first sentence which is hereby modified to read as follows:

                  "In the event that CMS is unable to meet the purchase target set forth in paragraph 3(a) of this Amendment for any Measurement Period due to the failure of Supplier to deliver the quantities of the Products required to meet such purchase target, CMS's obligation to meet such target will bc deemed to have been met."

         7. Section 17(a) of the Agreement is hereby modified to the extent that Supplier agrees that its acknowledgement dated October 6, 1995 shall additionally cover and apply to any merger of CMS into Fisher Scientific Company which may occur during 1996.

         8. A new Section 25 shall be added to the Agreement and shall read in its entirety:

                  Further Assurances. Supplier and CMS agree to perform any further acts and execute and deliver any and all further documents and/or instruments that may be reasonably necessary to carry out the provisions of this Agreement.

         9. Notwithstanding any provisions set forth in the Agreement to the contrary, Supplier shall not, during 1996, increase the price of any Product to CMS or, except as set forth in paragraph 3(b) of this Amendment, change any discount applicable thereto as of December 26, 1995.

         10. For purposes of this Amendment:

         (a) "Cost" shall mean the price paid by CMS to Biosite for any Product (as defined in this Amendment), exclusive of freight, handling, taxes and other invoice charges.

         (b) "Sales" to CMS customers shall be deemed to have occurred as of the dates of CMS's respective invoices therefor.

         (c) "Sales at Cost" shall mean the Cost of any Product sold by CMS, net of returns. For purposes of paragraph 3(a) hereof, Sales at Cost shall be calculated by multiplying the quantity of Products sold during the relevant Measurement Period (as reflected on CMS's SAO50AD report or any successor or replacement therefor) by the applicable Cost.

         (d) "Products" shall mean such products as were available for purchase by CMS from Biosite as of December 26, 1995.

         (e) CMS's purchases from Supplier of Evaluation Kits, shall be taken into account for purposes of the calculation of "Dollar Purchases From Supplier" and shall not be taken into account for purposes of calculation of the "Cumulative YTD Dollar Sales at Cost," as set forth in paragraph 3(a) of this Amendment.

         11. Except as set forth herein, the Agreement as originally executed by the parties hereto shall remain in full force and effect. In the event of a conflict, the terms of this Amendment shall control.

         12. As a condition precedent to the effectiveness of this amendment, simultaneous with the execution of this Amendment to Distribution Agreement, Supplier and CMS agree, and CMS agrees to cause Fisher, to execute a Mutual Release of Claims, in the form attached hereto as Exhibit B, relating to any dispute arising out of the December 26, 1995 letter from Supplier purporting to terminate the Agreement, and CMS' response thereto. The execution of this Amendment and the Mutual Release of Claims shall supersede such purported termination and render it null and void, and shall supersede to the extent of any conflict any other agreement or understanding between the parties in connection with the subject matter hereof including the January 23, 1996 CMS/Biosite contract amendment proposal.

         The parties hereto have executed this Amendment to Distribution Agreement as of March 12, 1996.

                                        BIOSITE DIAGNOSTICS INCORPORATED



                                        By:  /s/ Kim D. Blickenstaff
                                             -----------------------------

                                        Title:  President
                                                --------------------------

                                        CURTIN MATHESON SCIENTIFIC, INC.



                                        By:  /s/ Jack W. Daniels
                                             --------------------------
                                        Title:  Vice President
                                                -----------------------

                [LETTERHEAD OF BIOSITE DIAGNOSTICS INCORPORATED]





                                                                  August 9, 1996





Mr. Jack Daniels
Vice President, Clinical Marketing
Curtin Matheson Scientific
9999 Veterans Memorial Drive
Houston, TX 77038-2499

Dear Jack:

As a result of our discussions last week in Chicago, I would like to outline our latest amendment of CMS's Exclusive Distribution Agreement for the Biosite Triage(R) products, dated November 11, 1991.

As you are aware, CMS was unable to achieve the sales targets outlined in the March 12, 1996 Amendment to the Distribution Agreement. As outlined in paragraph 6(b), CMS is required to pay Biosite [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of CMS' purchases for 1996 as a rebate penalty (estimated to be [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]).

In order to invest in the future of our relationship, we have agreed to forgive the rebate penalty over a four year period, subject to the following terms and conditions.

1996 REVISED TARGETS

- If CMS achieves a running rate of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] kits or greater per month for Q4 1996, then Biosite will renew the contract for 1997, 1998 and 1999. Biosite will also forgive [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] rebate penalty associated with not making the original Triage milestone by June, 1996.

- If CMS achieves a running rate of between [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] and [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] kits per month for Q4 1996, then Biosite will renew the contract through 1997 only and CMS

Mr. Jack Daniels
August 9, 1996
Page 2


         will pay Biosite [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] rebate penalty associated with the original June, 1996 Triage goal.

- The above rebate penalties to Biosite will be considered due in January of 1997. Additionally, a "running rate" target will be considered met based on the following definition: The average end user shipments in the three months of a quarter must equal or exceed the target set forth.

         - i.e. the Q4 1996 target of [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] kits per month will be considered made, if the monthly end user shipments for October, November and December average [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] kits or more.

- 1996 Non-Performance: If CMS achieves a running rate of less than [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] kits per month for Q4 1996, then CMS will pay Biosite [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] rebate penalty associated with the original June, 1996 Triage goal and Biosite shall have the option to exercise the termination clause as of December 31, 1996 with the effective date of June 30, 1997 without paying a buyout. CMS shall pay Biosite the remaining balance on the rebate associated with the original June, 1996 Triage milestone in January of 1997.

1997, 1998 AND 1999 TARGETS

- If CMS achieves the following minimum sales targets, then Biosite will forgive [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] rebate penalty associated with not making the original Triage milestone by June, 1996 in each year the target is met.

Mr. Jack Daniels
August 9, 1996
Page 3


                                                             Aggregate
                                                              Q3 and Q4
                                                            Avg. Monthly
              Year                                            Kit Sales
              ----                                            ---------

[CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]

If CMS does not achieve the above aggregate Q3 and Q4 average monthly kit sales, then CMS will pay Biosite [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] of the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] rebate penalty associated with the original June, 1996 Triage goal in each year the minimum sales levels are not met. Any penalty payments will be due in January of the subsequent year in which minimum sales are not achieved.

MINIMUM SALES TARGETS

- Assuming that CMS achieves the [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] kits per month run rate for Q4 1996, Biosite will expect that CMS meet the following minimums in 1997 in order to maintain the Triage exclusive distribution rights in 1998 and 1999.

         - Q1 minimum: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per month run rate average for the quarter

         - Q2 minimum: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per month run rate average for the quarter

         - Q3 minimum: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per month run rate average for the quarter

         - Q4 minimum: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per month run rate average for the quarter

- In the event CMS does not achieve these minimums, then CMS will lose the 1998 Triage distribution rights, with an effective date six months after missing any two quarter minimums in the calendar year and without Biosite's payment of a buyout.

- Assuming that CMS achieves the 1997 minimum sales target levels, Biosite will expect that CMS meet the following

Mr. Jack Daniels
August 9, 1996
Page 4


         minimums in 1998 in order to maintain the Triage business in 1999.

         - Q1 minimum: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per month run rate average for the quarter

         - Q2 minimum: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per month run rate average for the quarter

         - Q3 minimum: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]per month run rate average for the quarter

         - Q4 minimum: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per month run rate average for the quarter

- In the event CMS does not achieve these minimums, then CMS will lose the 1999 Triage distribution rights, with an effective date six months after missing any two quarter minimums in the calendar year and without payment of a buyout.

- Assuming that CMS achieves the 1998 minimum sales target levels, Biosite will expect that CMS meet the following minimums in 1999.

         - Q1 minimum: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per month run rate average for the quarter

         - Q2 minimum: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per month run rate average for the quarter

         - Q3 minimum: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per month run rate average for the quarter

         - Q4 minimum: [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] per month run rate average for the quarter

- 1997, 1998 and 1999 Non-Performance: In the event CMS does not achieve these minimum sales targets, CMS shall pay Biosite any remaining balance on the rebate associated with the original June, 1996 Triage milestone. Any remaining

Mr. Jack Daniels
August 9, 1996
Page 5


         balance(s) shall be due and payable in January of the subsequent year following non-performance.

ADDITIONAL TERMS

- Assuming that CMS achieves the 1997 and 1998 minimum sales target levels outlined above, Biosite agrees to negotiate in good faith an extension of the exclusive Distribution Agreement, with similar terms and conditions, for [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] beyond 1999 ([CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION]).

- The termination and buy out provisions from the original Distribution Agreement shall remain in place and be calculated as applicable for all future years as outlined in the original Distribution Agreement for years 4 and 5.

- Minimum inventory levels for Triage products will be maintained at no less than [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION].

- During 1996 (only if CMS achieves its sales targets) and thereafter, CMS agrees to maintain the Triage products in the most favorable commission rate for sales reps and to treat them as "focus products" during the period of CMS's exclusivity.

- Pricing to CMS for the Triage products shall remain firm [CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION] or termination of the Distribution agreement, whichever is last to occur.

Please evidence your agreement by signing below. Except as modified in this letter agreement and the Amendment to Distribution Agreement dated March 12, 1996, the Distribution Agreement dated November 11, 1991, shall remain in full force and effect. In the event of any conflict among the terms and

Mr. Jack Daniels
August 9, 1996
Page 6

provisions of the agreements, the applicable term or provision of the document later in time shall control.


Sincerely,

/s/ Chuck Patrick
Chuck Patrick
Vice President,
Sales and Marketing

Acknowledged and agreed by:

Fisher Scientific Company as
successor by merger to Curtin
Matheson Scientific, Inc.



By:  /s/ JW Daniels
     ------------------------------
Title:  V.P. Marketing
        ---------------------------
Date:  8/9/96
       ----------------------------